EXHIBIT 99.1
Press Release
For Immediate Release
ITC Holdings Corp. Reports Third Quarter 2006 Results
$124.8 million invested in property, plant & equipment for the nine months ended September 30, 2006
Novi, Michigan — November 1, 2006 — ITC Holdings Corp. (NYSE: ITC) today announced its results for the third quarter ended September 30, 2006. Net income for the quarter was $16.5 million, or $0.48 per diluted share, compared to $13.5 million, or $0.40 per diluted share, for the third quarter of 2005. Net income for the first nine months of 2006 was $27.2 million, or $0.80 per diluted share, compared to $33.0 million, or $1.03 per diluted share, for the same period last year.
“The third quarter was a most eventful one for ITC as we further positioned our Company for significant future growth,” said Joseph L. Welch, president and CEO of ITC Holdings Corp. “On October 10, 2006, ITC Holdings Corp. completed the acquisition, announced in May 2006, of all of the outstanding equity interests in Michigan Electric Transmission Company, LLC (“METC”), a privately-held company and the neighboring transmission system to ITCTransmission, in a transaction valued at approximately $863 million. In addition we completed successful common equity and debt offerings required to fund the acquisition. This represents a very important milestone for us that supports our growth strategy. This transaction will increase ITC Holdings’ size and scale and provides us with incremental opportunities to deploy capital investments going forward.”
Mr. Welch continued, “Our ability to rebuild and strengthen the transmission grid in Southeast Michigan was further enhanced by the FERC’s approval of an adjustment to the implementation of ITCTransmission’s Attachment O formula rate on July 14th. This adjustment authorizes the recovery of ITCTransmission’s expenses and investments on a current rather than lagging basis beginning in January 2007. The order also reaffirmed our regulatory structure including our 13.88% return on equity, our capital structure and the fact that there is no expiration of Attachment O, our formulaic rate making mechanism.”
ITCTransmission, a wholly-owned subsidiary of ITC Holdings Corp., also continued to make important infrastructure improvements during the third quarter. The company invested $51.4 million in rebuilding and upgrading its transmission system during the quarter. In the first nine months of 2006, ITCTransmission invested $124.8 million in property, plant and equipment and currently it expects to invest approximately $145.0 million in capital additions in 2006.
The Company is also exploring future growth opportunities through the creation of ITC Grid Development, LLC (“ITC Grid Development”). This subsidiary was formed to bring improvements to the U.S. electricity transmission system through partnerships with entities in regions where we believe transmission investment is needed to improve reliability and address local energy needs. ITC Great Plains, LLC (“ITC Great Plains”), a subsidiary of ITC Grid Development, was formed to focus on regulated transmission investment in the Great Plains region of the United States beginning with Kansas as the first area of focus.
“Financial results were in line with expectations,” said Edward Rahill, senior vice president and CFO. “As discussed on our previous conference calls, point-to-point revenues in 2006 are expected to be approximately $15 to $17 million lower than last year, primarily due to improved efficiency in the power markets first introduced by the Midwest Independent Transmission System Operator (“MISO”) in 2005. Point-to-point revenues are a reduction in the calculation of our network transmission rates. Under forward looking Attachment O, the amount of point to-point revenues in any given year will have no impact on earnings.”

ITC Holdings reported operating revenues of $63.0 million for the third quarter 2006, a decrease of $3.0 million over the comparable period last year. Operating revenues for the nine month period were $150.5 million, a decrease of $8.7 million over the first nine months of 2005. As noted, this anticipated drop in revenues was primarily due to lower point-to-point revenues, slightly offset by higher network revenues.
General and administrative (G&A) expenses of $9.8 million during the third quarter of 2006 were $3.1 million higher than the same period in 2005. This increase was principally due to higher compensation and benefits expense and lower G&A capitalized. More than offsetting the effect of higher G&A expenses on total operating expenses was lower operation and maintenance (O&M) expenses of $5.5 million, which were $9.3 million lower, compared to the same period in 2005. For the nine months ended September 30, 2006, G&A expenses of $25.3 million were $8.6 million higher than the same period in 2005. O&M expenses of $19.3 million were $12.0 million lower than the same period in 2005.
Depreciation and amortization expenses increased in the three and nine month periods ended September 30, 2006 compared to the same periods in 2005 due to a higher depreciable asset base as a result of property, plant and equipment additions during 2006 and 2005.
ITC Holdings Provides Guidance for 2006 and 2007
In 2006 fully diluted earnings per share is expected to be in the range of $0.90 to $0.95 with a net income range of $31 to $34 million and adjusted EBITDA of $131 to $135 million. This includes results for METC from October 11 through December 31, 2006. In 2007 earnings per diluted share is expected to be between $1.50 and $1.60, which includes $13.4 million of pre-tax non-cash amortization ($8.9 million after-tax and $0.20 per diluted share) of an intangible asset recognized as a result of the acquisition of METC.
Third Quarter Conference Call
ITC Holdings Corp. will conduct a conference call to discuss third quarter 2006 earnings results at 11:00 a.m. EST Thursday, November 2, 2006. Joseph L. Welch, president and CEO, will provide a business overview for the year and Edward M. Rahill, senior vice president and CFO, will provide a financial update of the third quarter of 2006. Individuals wishing to participate in the conference call may dial toll-free (888) 802-2279 (domestic) or (913) 312-1265 (international); there is no passcode. The conference call replay, available through Sunday, November 12, 2006, can be accessed by dialing toll-free (888) 203-1112 (domestic) or (719) 457-0820 (international), passcode 1813644. Investors, the news media and the public may listen to a live internet broadcast of the meeting at http://investor.itc-holdings.com. The webcast also will be archived on the ITC website at http://investor.itc-holdings.com.
Other Available Information
More detail about the 2006 third quarter results may be found in ITC Holdings Corp.’s Form 10-Q filing. Once filed with the SEC, an electronic copy of the 10-Q can be found at ITC Holdings Corp.’s website, http://investor.itc-holdings.com. Written copies can also be made available by contacting us either through our website or the phone listings below.
About ITC Holdings Corp.
ITC Holdings Corp. is in the business of investing in electricity transmission infrastructure improvements as a means to improve electric reliability, reduce congestion and lower the overall cost of delivered energy. Through our operating subsidiaries, ITCTransmission and Michigan Electric Transmission Company (METC), we are the only publicly traded company engaged exclusively in the transmission of electricity in the United States. We are also the largest independent electric transmission company and the tenth largest electric transmission company in the country based on transmission load served. Our business strategy is to operate, maintain and invest in our transmission infrastructure in order to enhance system integrity and reliability and to reduce transmission constraints. By pursuing this strategy, we seek to reduce the overall cost of delivered energy for end-use consumers by providing them with access to electricity from the lowest cost electricity generation sources. ITCTransmission and METC operate contiguous, fully-regulated, high-voltage systems in Michigan’s Lower Peninsula, an area with a population of approximately 9.8 million people, that transmit electricity to local electricity distribution facilities from generating stations throughout Michigan and surrounding areas. Recently announced subsidiary ITC Grid Development, LLC will focus on partnering with local entities and utilities in regions where significant transmission improvements are needed. The first region in which ITC Grid Development, LLC will focus its efforts is the Great Plains region, specifically in Kansas, through the formation of its subsidiary ITC Great Plains, LLC. For more information on ITC Holdings Corp., please visit http://www.itc-holdings.com. For more information on ITCTransmission or METC, please visit http://www.itctransco.com or http://www.metcllc.com, respectively. For more information on ITC Great Plains, please visit http://www.itcgreatplains.com. (itc-ITC)
Safe Harbor Statement
This press release contains certain statements that describe our management’s beliefs concerning future business conditions and prospects, growth opportunities and the outlook for our business and the electricity transmission industry based upon information currently available. Such statements are “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995. Wherever possible, we have identified these forward-looking statements by words such as “anticipates”, “believes”, “intends”, “estimates”, “expects”, “projects” and similar phrases. These forward-looking statements are based upon assumptions our management believes are reasonable. Such forward looking statements are subject to risks and uncertainties which could cause our actual results, performance and achievements to differ materially from those expressed in, or implied by, these statements, including, among other things the risks and uncertainties disclosed in our annual report on Form 10-K and our quarterly reports on Form 10-Q filed with the Securities and Exchange Commission from time to time.
Because our forward-looking statements are based on estimates and assumptions that are subject to significant business, economic and competitive uncertainties, many of which are beyond our control or are subject to change, actual results could be materially different and any or all of our forward-looking statements may turn out to be wrong. They speak only as of the date made and can be affected by assumptions we might make or by known or unknown risks and uncertainties. Many factors mentioned in our discussion in this release and in our annual and quarterly reports will be important in determining future results. Consequently, we cannot assure you that our expectations or forecasts expressed in such forward-looking statements will be achieved. Actual future results may vary materially. Except as required by law, we undertake no obligation to publicly update any of our forward-looking or other statements, whether as a result of new information, future events, or otherwise, unless required by law.
Investor/Analyst contact: Pat Wenzel (248.374.7200, pwenzel@itc-holdings.com)
Media contact: Lisa Aragon (248.835.9300, laragon@itc-holdings.com)

ITC HOLDINGS CORP. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

(in thousands, except share and per share data)

	Three months ended		Nine months ended
	September 30,		September 30,
	2006	2005	2006	2005

OPERATING REVENUES	$63,004	$66,047	$150,548	$159,225

OPERATING EXPENSES

Operation and maintenance	5,542	14,891	19,317	31,282
General and administrative	9,827	6,723	25,292	16,734
Depreciation and amortization	9,259	8,435	27,213	24,607
Taxes other than income taxes	5,409	2,104	15,739	10,223
Termination of management agreements	—	6,725	—	6,725

Total operating expenses	30,037	38,878	87,561	89,571

OPERATING INCOME	32,967	27,169	62,987	69,654

OTHER EXPENSES (INCOME)

Interest expense	8,506	7,006	23,640	21,014
Allowance for equity funds used in construction	(1,250)	(707)	(2,610)	(2,178)
Other income	(47)	(220)	(488)	(688)
Other expense	256	223	408	481

Total other expenses (income)	7,465	6,302	20,950	18,629

INCOME BEFORE INCOME TAXES	25,502	20,867	42,037	51,025

INCOME TAX PROVISION	9,005	7,374	14,888	18,046

INCOME BEFORE CUMULATIVE EFFECT OF A CHANGE IN ACCOUNTING PRINCIPLE	16,497	13,493	27,149	32,979

CUMULATIVE EFFECT OF A CHANGE IN ACCOUNTING PRINCIPLE (NET OF TAX OF $16)	—	—	29	—

NET INCOME	$16,497	$13,493	$27,178	$32,979

Basic earnings per share	$0.50	$0.42	$0.82	$1.07
Diluted earnings per share	$0.48	$0.40	$0.80	$1.03

Weighted-average basic shares	33,023,187	32,095,482	33,005,068	30,932,887
Weighted-average diluted shares	34,386,991	33,375,482	34,081,968	32,132,161

Dividends declared per common share	$0.2750	$0.2625	$0.8000	$0.2625

ITC HOLDINGS CORP. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF FINANCIAL POSITION (UNAUDITED)

(in thousands, except share data)

	September 30,	December 31,
	2006	2005
ASSETS
Current assets
Cash and cash equivalents	$8,016	$24,591
Accounts receivable	22,341	19,661
Inventory	22,627	19,431
Deferred income taxes	9,442	6,732
Other	7,860	2,188

Total current assets	70,286	72,603

Property, plant and equipment (net of accumulated depreciation and amortization of $411,571 and $414,852, respectively)	721,204	603,609
Other assets
Goodwill	174,256	174,256
Regulatory assets- acquisition adjustment	49,744	52,017
Other regulatory assets	4,671	6,120
Deferred financing fees (net of accumulated amortization of $3,455 and $2,564, respectively)	6,835	5,629
Other	13,160	2,405

Total other assets	248,666	240,427

TOTAL ASSETS	$1,040,156	$916,639

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$27,857	$27,618
Accrued payroll	3,325	3,889
Accrued interest	5,204	10,485
Accrued taxes	3,940	7,378
Other	7,447	3,288

Total current liabilities	47,773	52,658
Accrued pension liability	6,100	5,168
Accrued postretirement liability	3,414	2,299
Deferred compensation liability	929	530
Deferred income taxes	39,180	21,334
Regulatory liabilities	62,878	45,644
Asset retirement obligation	4,947	4,725
Deferred payables	2,444	3,665
Long-term debt	604,904	517,315

STOCKHOLDERS’ EQUITY
Common stock, without par value, 100,000,000 shares authorized, 33,370,460 and 33,228,638 shares issued and outstanding at September 30, 2006 and December 31, 2005, respectively	254,622	251,681
Retained earnings	12,327	11,792
Accumulated other comprehensive income (loss)	638	(172)

Total stockholders’ equity	267,587	263,301

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$1,040,156	$916,639

ITC HOLDINGS CORP. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

(in thousands)

	Nine months ended
	September 30,
	2006	2005
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$27,178	$32,979
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization expense	27,213	24,607
Amortization of deferred financing fees and discount on long term debt	990	1,030
Stock-based compensation expense	2,212	1,084
Deferred income taxes	15,136	17,910
Other long-term liabilities	2,445	(1,204)
Amortization of regulatory assets	1,450	1,450
Allowance for equity funds used in construction	(2,610)	(2,178)
Other	(3,942)	(1,567)
Changes in current assets and liabilities, exclusive of changes shown separately	(27,062)	(44,390)

Net cash provided by operating activities	43,010	29,721

CASH FLOWS FROM INVESTING ACTIVITIES
Expenditures for property, plant and equipment	(117,422)	(87,294)
Insurance proceeds on property, plant and equipment	—	4,900
METC direct acquisition costs	(624)	—
Other	—	334

Net cash used in investing activities	(118,046)	(82,060)

CASH FLOWS FROM FINANCING ACTIVITIES
Issuance of long-term debt	99,890	—
Repayments of long-term debt	—	(46)
Borrowings under revolving credit facilities	91,600	65,500
Repayments of revolving credit facilities	(104,000)	(40,500)
Dividends paid	(26,648)	(8,713)
Debt issuance costs	(2,328)	(672)
Issuance of common stock	403	54,062
Common stock issuance costs	(456)	(1,649)

Net cash provided by financing activities	58,461	67,982

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	(16,575)	15,643

CASH AND CASH EQUIVALENTS — Beginning of period	24,591	14,074

CASH AND CASH EQUIVALENTS — End of period	$8,016	$29,717